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                              N E W S R E L E A S E
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                                                           FIRSTCITY
                                                           FINANCIAL CORPORATION


contact:Suzy W. Taylor
        (713) 652-1810

         FIRSTCITY ANNOUNCES ANTICIPATED EFFECTS OF LOWER INTEREST RATES

         HOUSTON, TEXAS, SEPTEMBER 9, 1998... FirstCity Financial Corporation today announced that, as a result of a review of the carrying value of its mortgage servicing rights precipitated by the recent drop in mortgage interest rates, the company anticipates that a substantial additional provision to increase its allowance for servicing rights valuation will be required in the third quarter. The required provision will be determined based upon market conditions at the end of the third quarter. However, based upon the company's assessment of the current interest rate environment, it expects the provision to be in the range of from $10 to $14 million. The additional provision will be required to reflect the increasing likelihood that the company will experience increased prepayment speeds in its owned residential servicing portfolio in the current rate environment. At June 30, 1998, FirstCity reflected $125 million of mortgage servicing rights. Robust mortgage originations have increased this total to $151 million as of August 31, 1998, before considering the valuation allowance.

         While the interest rate environment has negative implications on the mortgage servicing right asset, the Company noted that a lower interest rate environment is a key driver to increased production levels within its mortgage business and to its activities in its other businesses. As previously announced, the Company intends to reduce its overall investment in mortgage servicing rights through a bulk sale of approximately $3 billion of such servicing rights which is expected to close in the fourth quarter. Thereafter, the Company intends to sell a substantial portion of its currently produced servicing rights in the bulk markets on a periodic basis.

         Separately, the company announced that it has decided not to proceed with a proposed public offering of cumulative preferred stock, and that it will consider other funding alternatives. A prospectus supplement relating to such offering was filed with the Securities and Exchange Commission on July 29, 1998 under the Company's outstanding "universal shelf" registration statement.

         This press release contains forward-looking statements that are dependent upon a number of uncertainties that could cause the actual results to differ materially from those implied, projected or predicted in the forward-looking statements. When any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, the Company cautions that, while such assumptions or bases are believed to be reasonable and are made in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. When, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," "estimate," "project," "anticipate" and similar expressions identify forward-looking statements.

         FirstCity is a diversified financial services company with operations dedicated to mortgage lending, portfolio asset acquisition and resolution and consumer lending through over 90 offices in the US and with affiliate organizations in Europe and Mexico. Its common (FCFC) and preferred (FCFCP and FCFCO) stocks are listed on the NASDAQ National Market System